UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 27, 2007

PATHMARK STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05287	22-2879612
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

200 Milik Street

Carteret, New Jersey 07008

(Address and zip code of principal executive offices)

(732) 499-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))
☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 8.01. Other Events.

On February 27, 2007, Pathmark Stores, Inc. (“Pathmark”) issued a press release announcing that it is engaged in negotiations to be acquired by The Great Atlantic & Pacific Tea Company, Inc. (“A&P”) at a possible price of $12.50 per share of Pathmark common stock to be paid in cash and A&P common stock. No final agreement has been reached and there can be no assurance that any such agreement will be reached. If a final agreement is reached, it will be subject to a number of uncertainties and conditions. Among such conditions would be shareholder and regulatory approvals, including Federal and State antitrust clearances.

The press release appearing as Exhibit 99.1 is not filed but is furnished hereby and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
	99.1	Press release dated February 27, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATHMARK STORES, INC.

Dated: February 27, 2007	By:	/s/ Marc A. Strassler
	Name:	Marc A. Strassler
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibits
99.1	Press release dated February 27, 2007.

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